Exhibit 10.2

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (as amended from time to time, this “Agreement”), dated as of September 13, 2019, is hereby entered into by and among SmileDirectClub, Inc., a Delaware corporation (the “Corporation”), SDC Financial LLC, a Delaware limited liability company (the “Company”), and each of the Members (as defined herein).

RECITALS

WHEREAS, the Members hold Common Units (as defined herein) in the Company, which is treated as a partnership for United States federal income tax purposes;

WHEREAS, the Corporation will become the managing member of, and will hold managing member units in, the Company;

WHEREAS, the Common Units are exchangeable with the Corporation in certain circumstances for Class A shares (the “Class A Shares”) in the Corporation and/or cash pursuant to the LLC Operating Agreement;

WHEREAS, certain of the Members will be treated for U.S. federal income tax purposes as selling all or a portion of Common Units (the “Initial Sale”) to the Corporation pursuant to the transactions described in the registration statement on Form S-1 initially publicly filed with the Securities and Exchange Commission on August 16, 2019 (Registration No. 333-233315), as amended prior to the date hereof, for the initial public offering of Class A Shares by the Corporation (the “IPO”);

WHEREAS, the Company and each of its direct and indirect Subsidiaries that are treated as partnerships for United States federal income tax purposes will have in effect an election under section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), for the Taxable Year of the IPO Date and for each other Taxable Year in which an exchange by a Member of Common Units for Class A Shares and/or cash occurs, which election is intended to result in an adjustment to the tax basis of the assets owned by the Company and such Subsidiaries, solely with respect to the Corporation, at the time of an exchange by a Member of Common Units for Class A Shares and/or cash or any other acquisition of Common Units for cash or otherwise, (collectively, an “Exchange”) (such time, the “Exchange Date”) (such assets and any asset whose tax basis is determined, in whole or in part, by reference to the adjusted basis of any such asset, the “Adjusted Assets”) by reason of such Exchange and the receipt of payments under this Agreement;

WHEREAS, the income, gain, loss, expense, and other Tax items of (i) the Company and such Subsidiaries allocable to the Corporation may be affected by the Basis Adjustment (defined below) with respect to the Adjusted Assets and (ii) the Corporation may be affected by the Imputed Interest (as defined below);

WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effect of the Basis Adjustment and Imputed Interest on the actual liability for Taxes of the Corporation.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the undersigned parties agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Actual Tax Liability” means, for a Taxable Year, the sum of (i) the actual liability for federal income Taxes of the Corporation (or the Company, but only with respect to federal income Taxes imposed on the Company and allocable to the Corporation for such Taxable Year) and (ii) the product of (x) the amount of the United States federal income or gain of the Corporation and (y) the Blended Rate.

“Adjusted Asset” is defined in the recitals of this Agreement.

“Advisory Firm” means any “big four” accounting firm or any law firm that is nationally recognized as being expert in Tax matters and that is agreed to by the Board.

“Advisory Firm Letter” means a letter from the Advisory Firm stating that the relevant schedule, notice, or other information to be provided by the Corporation to the Applicable Member and all supporting schedules and work papers were prepared in a manner consistent with the terms of this Agreement and, to the extent not expressly provided in this Agreement, on a reasonable basis in light of the facts and law in existence on the date such schedule, notice, or other information is delivered to the Applicable Member.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agreed Rate” means LIBOR plus 100 basis points. If LIBOR ceases to be published in accordance with the definition thereof, the Corporation and the Company shall work together in good faith to select an Agreed Rate with similar characteristics that gives due consideration to the prevailing market conventions for determining rates of interest in the United States at such time.

“Agreement” is defined in the preamble of this Agreement.

“Amended Schedule” is defined in Section 2.03(b) of this Agreement.

“Amount Realized” means, in respect of an Exchange by an Applicable Member, the amount that is deemed for purposes of this Agreement to be the amount realized by the Applicable Member on the Exchange, which shall be the sum of (i) the Market Value of the Class A Shares, the amount of cash, and the amount or fair market value of other consideration transferred to the

Exchanging Member in the Exchange, and (ii) the Share of Liabilities attributable to the Common Units Exchanged.

“Applicable Member” means any Member to whom any portion of a Realized Tax Benefit is Attributable hereunder.

“Attributable”: The portion of any Realized Tax Benefit of the Corporation that is Attributable to any Member shall be determined by reference to (i) the assets from which arise the depreciation, amortization, or other similar deductions for recovery of cost or basis (“Depreciation”) and with respect to increased basis upon a disposition of an asset, or (ii) Imputed Interest or payment that produces the Realized Tax Benefit, under the following principles:

(i)                                    Any Realized Tax Benefit arising from a deduction to the Corporation with respect to a Taxable Year for Depreciation arising in respect of a Basis Adjustment to an Adjusted Asset is Attributable to the Applicable Member to the extent that the ratio of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by the Applicable Member bears to the aggregate of all Depreciation for the Taxable Year in respect of Basis Adjustments resulting from all Exchanges by all Members.

(ii)                                 Any Realized Tax Benefit arising from the disposition of an asset is Attributable to the Applicable Member to the extent that the ratio of all Basis Adjustments resulting from all Exchanges by the Applicable Member with respect to such asset bears to the aggregate of all Basis Adjustments resulting from all Exchanges with respect to such asset.

(iii)                              Any Realized Tax Benefit arising from a deduction to the Corporation with respect to a Taxable Year in respect of Imputed Interest is Attributable to the Applicable Member that is required to include the Imputed Interest in income (without regard to whether such Member is actually subject to tax thereon).

(iv)                              For the avoidance of doubt, in the case of a Basis Adjustment arising with respect to an Exchange, depreciation, amortization or other similar deductions for recovery of cost or basis shall constitute Depreciation only to the extent that such depreciation, amortization or other similar deductions may produce a Realized Tax Benefit (and not to the extent that such depreciation, amortization or other similar deductions may be for the benefit of a Person other than the Corporation), as reasonably determined by the Corporation.

“Basis Adjustment” means the adjustment to the Tax basis of an Adjusted Asset under section 732 of the Code (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for tax purposes) or sections 704(c)(1)(B), 734(b), 737(c)(2), 743(b), 754, 755 and 1012 of the Code (including in situations where, following an Exchange, the Company remains in existence as an entity for Tax purposes) and, in each case, comparable sections of state and local Tax laws as a result of an Exchange and the payments made pursuant to this Agreement, other than a payment of Imputed Interest. Notwithstanding any other provision of this Agreement, the amount of any Basis

Adjustment resulting from an Exchange of one or more Common Units shall be determined without regard to any Pre-Exchange Transfer and as if any such Pre-Exchange Transfer had not occurred.

“Beneficial Owner” of a security means a Person who directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Blended Rate” means, with respect to any Taxable Year, the sum of the effective rates of Tax imposed on the aggregate net income of the Corporate Taxpayer in each state or local jurisdiction in which the Corporation files Tax Returns for such Taxable Year, with the maximum effective rate in any state or local jurisdiction being equal to the product of (i) the apportionment factor on the income or franchise Corporation Return in such jurisdiction for such Taxable Year and (ii) the maximum applicable corporate Tax rate in effect in such jurisdiction in such Taxable Year. As an illustration of the calculation of Blended Rate for a Taxable Year, if the Corporation solely files Tax Returns in State 1 and State 2 in a Taxable Year, the maximum applicable corporate Tax rates in effect in such states in such Taxable Year are 6.5% and 5.5%, respectively, and the apportionment factors for such states in such Taxable Year are 55% and 45% respectively, then the Blended Rate for such Taxable Year is equal to 6.05% (i.e., 6.5% multiplied by 55% plus 5.5% multiplied by 45%).

“Board” means the board of directors of the Corporation.

“Business Day” means any day other than (i) a Saturday or a Sunday and (ii) a day on which banks in the State of New York are authorized or obligated by law, governmental decree, or executive order to be closed.

“Change of Control” means the occurrence of any of the following events:

(i)                                    any Person or any group of Persons acting together which would constitute a “group” for purposes of section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding a group of Persons, which, if it includes any Member or any of his Affiliates, includes all Members then employed by the Corporation or any of its Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then outstanding voting securities; or

(ii)                                 the following individuals cease for any reason to constitute a majority of the number of directors of the Corporation then serving: individuals who, on the IPO Date, constitute the members of the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the IPO Date or whose appointment, election, or nomination for election was previously so approved or recommended by the directors referred to in this clause (ii); or

(iii)                              there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (x) the members of the Board immediately prior to the merger or consolidation do not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (y) all of the Persons who were the respective Beneficial Owners of the voting securities of the Corporation immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation; or

(iv)                             the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets, other than the sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are Beneficially Owned by shareholders of the Corporation in substantially the same proportions as their Beneficial Ownership of such securities of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii)(x) above, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions. The entering into, and modification of, voting agreements among the Beneficial Owners will not be deemed a Change of Control.

“Class A Shares” is defined in the recitals of this Agreement.

“Code” is defined in the recitals of this Agreement.

“Common Units” has the meaning set forth in the LLC Operating Agreement.

“Company” is defined in the preamble of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Corporate Entity” means any direct Subsidiary of the Corporation which is classified as a corporation for U.S. federal income tax purposes.

“Corporation” is defined in the preamble of this Agreement.

“Corporation Return” means the U.S. federal Tax Return and/or state and/or local Tax Return, as applicable, of the Corporation filed with respect to Taxes of any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means the Agreed Rate plus 500 basis points.

“Determination” has the meaning ascribed to such term in section 1313(a) of the Code or similar provision of state and local tax law, as applicable, or any other event (including the execution of a Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Dispute” is defined in Section 7.08(a) of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Notice” is defined in Section 4.02 of this Agreement.

“Early Termination Payment” is defined in Section 4.03(b) of this Agreement.

“Early Termination Rate” means the lesser of (i) 6.5% and (ii) the Agreed Rate.

“Early Termination Schedule” is defined in Section 4.02 of this Agreement.

“Exchange” is defined in the recitals of this Agreement, and “Exchanged” and “Exchanging” shall have correlative meanings.

“Exchange Basis Schedule” is defined in Section 2.01 of this Agreement.

“Exchange Date” is defined in the recitals of this Agreement.

“Exchange Payment” is defined in Section 5.01 of this Agreement.

“Excluded Assets” is defined in Section 7.11(b) of this Agreement.

“Expert” is defined in Section 7.09 of this Agreement.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the sum of (i) the liability for federal income Taxes of the Corporation (or the Company, but only with respect to federal income Taxes imposed on the Company and allocable to the Corporation for such Taxable Year) using the same methods, elections, conventions and similar practices used on the relevant Corporation Return but using the Non-Stepped Up Tax Basis instead of the tax basis reflecting the Basis Adjustments of the Adjusted Assets, excluding any deduction or other Tax benefit attributable to Imputed Interest or attributable to making a payment pursuant to this Agreement, and (ii) the product of (x) the amount of the United States federal income or gain of the Corporation using the method described in clause (i) and (y) the Blended Rate.

“Imputed Interest” means any interest imputed under section 1272, 1274 or 483 or other provision of the Code and any similar provision of state, local, and foreign tax law with respect to a Corporation’s payment obligations under this Agreement.

“Independent Directors” means the members of the Board who are “independent” under the standards set forth in Rule 10A-3 promulgated under the U.S. Securities Exchange Act of 1933, as amended, and the corresponding rules of the applicable exchange, if any, on which the Class A Shares is traded or quoted.

“Initial Sale” is defined in the recitals of this Agreement.

“IPO” is defined in the recitals of this Agreement.

“IPO Date” means the date on which Class A Shares in the Corporation are distributed to public shareholders.

“IRS” means the United States Internal Revenue Service.

“Law” has the meaning set forth in the LLC Operating Agreement.

“LIBOR” means for each month (or portion thereof) during any period, an interest rate per annum equal to the rate per annum reported, on the date two Business Days prior to the first Business Day of such month, as published on the applicable Bloomberg screen page (or other commercially available source providing quotations of LIBOR) for London interbank offered rates for U.S. dollar deposits for such month (or portion thereof).

“LLC Operating Agreement” means the Seventh Amended and Restated Limited Liability Company Operating Agreement of the Company, as such is from time to time amended or restated.

“Market Value” means the closing price of the Class A Shares on the applicable Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided that if the closing price is not reported by the Wall Street Journal for the applicable Exchange Date, then the Market Value shall mean the closing price of the Class A Shares on the Business Day immediately preceding such Exchange Date on the national securities exchange or interdealer quotation system on which such Class A Shares are then traded or listed, as reported by the Wall Street Journal; provided, further, that if the Class A Shares are not then listed on a National Securities Exchange or

Interdealer Quotation System, “Market Value” shall mean the cash consideration paid for Class A Shares, or the fair market value of the other property delivered for Class A Shares, as determined by the Board in good faith.

“Material Objection Notice” is defined in Section 4.02 of this Agreement.

“Member” means each party hereto (other than the Corporation and the Company), and each other Person who from time to time executes a joinder to this Agreement in form and substance reasonably satisfactory to the Corporation.

“Net Tax Benefit” is defined in Section 3.01(b) of this Agreement.

“Non-Stepped Up Tax Basis” means, with respect to any asset at any time, the tax basis that such asset would have had at such time if no Basis Adjustment had been made, provided that any Basis Adjustment made under section 734(b) of the Code will take into account any amortization of such Basis Adjustment that is allocated to the Corporation prior to an Exchange.

“Objection Notice” is defined in Section 2.03(a) of this Agreement.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity, or other entity.

“Pre-Exchange Transfer” means any transfer (including upon the death of a Member) of one or more Common Units or any distribution (i) that occurs prior to an Exchange and (ii) to which either section 734(b) or section 743(b) of the Code applies.

“Realized Tax Benefit” means, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year and for all Taxes collectively, the net excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability for such Taxable Year. If all or a portion of the Actual Tax Liability for such Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” is defined in Section 7.09 of this Agreement.

“Reconciliation Procedures” means those procedures set forth in Section 7.09 of this Agreement.

“Schedule” means any Exchange Basis Schedule, Tax Benefit Schedule or Early Termination Schedule.

“Senior Obligations” is defined in Section 5.01 of this Agreement.

“Share of Liabilities” means, as to any Common Unit at the time of an exchange, the portion of the relevant Company’s “liabilities” (as such term is defined in section 752 and section 1001 of the Code) allocated to that Common Unit pursuant to section 752 of the Code and the applicable Treasury Regulations.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting shares or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax” or “Taxes” means any and all U.S. federal, state, local and foreign taxes, assessments or similar charges that are based on or measured with respect to net income or profits, whether on an exclusive or on an alternative basis, and any interest related to such Tax.

“Tax Benefit Payment” is defined in Section 3.01(b) of this Agreement.

“Tax Benefit Schedule” is defined in Section 2.02 of this Agreement.

“Tax Return” means any return, declaration, report, or similar statement required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return, and declaration of estimated Tax.

“Taxable Year” means a taxable year as defined in section 441(b) of the Code or comparable section of state or local tax law, as applicable, (and, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made) ending on or after an Exchange Date in which there is a Basis Adjustment due to an Exchange.

“Taxing Authority” means any domestic, foreign, federal, national, state, county, or municipal or other local government, any subdivision, agency, commission, or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“Treasury Regulations” means the final, temporary, and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.

“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that: (1) in each Taxable Year ending on or after such Early Termination Date, the Corporation will have taxable income sufficient to fully utilize the deductions arising from the Basis Adjustment and the Imputed Interest during such Taxable Year; (2) the federal, state and local income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, and the Blended Rate will be calculated based on such rates and the apportionment factor applicable in such Taxable Year;

(3) any loss carryovers generated by the Basis Adjustment or the Imputed Interest and available as of the date of the Early Termination Schedule will be utilized by the Corporation on a pro rata basis from the date of the Early Termination Schedule through the scheduled expiration date of such loss carryovers or, if there is no such scheduled expiration date, over the 15-year period after such carryforwards were generated; (4) any non-amortizable assets are deemed to be disposed of on the earlier of the Early Termination Date or the fifteenth (15th) anniversary of the applicable Basis Adjustment; and (5) if, at the Early Termination Date, there are Units that have not been Exchanged, then each such Unit shall be deemed to be Exchanged for the Market Value of the Class A Shares and the amount of cash that would be transferred if the Exchange occurred on the Early Termination Date.

“Voting Group” means the persons and entities defined as “Stockholders” under that certain Voting Agreement, dated the date hereof, by and among the Corporation and the Stockholders identified therein.

ARTICLE II

DETERMINATION OF REALIZED TAX BENEFIT

Section 2.01                             Exchange Basis Schedule. Within 180 calendar days after the filing of the U.S. federal income tax return of the Corporation for each Taxable Year in which any Exchange has been effected, the Corporation shall deliver to the Applicable Member a schedule (the “Exchange Basis Schedule”) that shows, in reasonable detail, for purposes of Taxes, (i) the actual unadjusted tax basis of the Adjusted Assets as of each applicable Exchange Date, (ii) the Basis Adjustment with respect to the Adjusted Assets as a result of the Exchanges effected in such Taxable Year and all prior Taxable Years, calculated (a) in the aggregate and (b) solely with respect to Exchanges by the Applicable Member, (iii) the period or periods, if any, over which the Adjusted Assets are amortizable and/or depreciable, and (iv) the period or periods, if any, over which each Basis Adjustment is amortizable and/or depreciable.

Section 2.02                             Tax Benefit Schedule. Within 180 calendar days after the filing of the U.S. federal income tax return of the Corporation for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporation shall provide to the Applicable Member a schedule showing, in reasonable detail, the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year (a “Tax Benefit Schedule”). The Schedule will become final as provided in Section 2.03(a) of this Agreement and may be amended as provided in Section 2.03(b) of this Agreement.

Section 2.03                             Procedures, Amendments

(a)                       Procedure. Every time the Corporation delivers to the Applicable Member an applicable Schedule under this Agreement, including any Amended Schedule delivered pursuant to Section 2.03(b) and any Early Termination Schedule or amended Early Termination Schedule delivered pursuant to Section 4.02, the Corporation shall also (x) deliver to the Applicable Member schedules and work papers providing reasonable detail regarding the preparation of the Schedule and an Advisory Firm Letter supporting such Schedule, provided that an Advisory Firm Letter shall not be required at any time during which the Voting Group Beneficially Owns, directly or indirectly, securities of the Corporation representing more than fifty percent (50%) of the combined voting power of the Corporation’s then-outstanding voting securities, and (y) allow the Applicable Member reasonable access at no cost to the appropriate representatives of the Corporation and the Advisory Firm in connection with a review of such Schedule. The applicable Schedule shall become final and binding on all parties unless the Applicable Member, within thirty (30) calendar days after receiving an Exchange Basis Schedule or amendment thereto or within thirty (30) calendar days after receiving a Tax Benefit Schedule or amendment thereto, provides the Corporation with notice of a material objection to such Schedule (“Objection Notice”) made in good faith. If the parties, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days of receipt by the Corporation of such Notice, the Corporation and the Applicable Member shall employ the reconciliation procedures as described in Section 7.09 of this Agreement (the “Reconciliation Procedures”).

(b)                       Amended Schedule. The applicable Schedule for any Taxable Year shall be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct material inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Applicable Member, (iii) to correct computational errors set forth in such Schedule, (iv) to comply with the Expert’s determination under the Reconciliation Procedures, (v) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, (vi) to reflect a material change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year, or (vii) to adjust the Exchange Basis Schedule to take into account payments made pursuant to this Agreement (such Schedule, an “Amended Schedule”).

ARTICLE III

TAX BENEFIT PAYMENTS

Section 3.01                             Payments

(a)                       Within five (5) Business Days of a Tax Benefit Schedule delivered to an Applicable Member becoming final in accordance with Section 2.03(a), or earlier in the Corporation’s discretion, the Corporation shall pay to the Applicable Member for such Taxable Year the Tax Benefit Payment determined pursuant to Section 3.01(b) in the amount Attributable to the Applicable Member. Each such Tax Benefit Payment shall be made by wire transfer of immediately available funds to a bank account of the Applicable Member previously designated by such Member to the Corporation. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated tax payments, including, without limitation, federal income tax payments.

(b)                       A “Tax Benefit Payment” means an amount, not less than zero, equal to the sum of the Net Tax Benefit and the Interest Amount. The “Net Tax Benefit” for each Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the total amount of payments previously made under this Section 3.01, excluding payments attributable to the Interest Amount; provided, however, that for the avoidance of doubt, no Member shall be required to return any portion of any previously made Tax Benefit Payment. The “Interest Amount” for a given Taxable Year shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Corporation Return with respect to Taxes for the most recently ended Taxable Year until the Payment Date. In the case of a Tax Benefit Payment made in respect of an Amended Schedule, the “Interest Amount” shall equal the interest on the Net Tax Benefit for such Taxable Year calculated at the Agreed Rate from the date of such Amended Schedule becoming final in accordance with Section 2.03(a) until the Payment Date. The Net Tax Benefit and the Interest Amount shall be determined separately with respect to each separate Exchange, on a Common Unit-by-Common Unit basis by reference to the Amount Realized by the Applicable Member on the Exchange of a Common Unit and the resulting Basis Adjustment to the Corporation.

Section 3.02                             No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Corporation’s Cumulative Net Realized Tax Benefit, and the Interest Amount thereon, being paid to the Members pursuant to this Agreement. The provisions of this Agreement shall be construed in the appropriate manner so that these fundamental results are achieved.

Section 3.03                             Pro Rata Payments. For the avoidance of doubt, to the extent (i) the Corporation’s deductions with respect to any Basis Adjustment or Imputed Interest are limited in a particular Taxable Year or (ii) the Corporation lacks sufficient funds to satisfy its obligations to make all Tax Benefit Payments due in a particular Taxable Year, the limitation on the deductions, or the Tax Benefit Payments that may be made, as the case may be, shall be taken into account or made for the Applicable Member in the same proportion as Tax Benefit Payments would have been made absent the limitations set forth in clauses (i) and (ii) of this paragraph, as applicable.

ARTICLE IV

TERMINATION

Section 4.01                             Early Termination and Breach of Agreement.

(a)                       With the written approval of a majority of the Independent Directors, the Corporation may terminate this Agreement with respect to all of the Common Units held (or previously held and exchanged) by all Members at any time by paying to all of the Members the Early Termination Payment; provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by all Members, and provided, further, that the Corporation may withdraw any notice to execute its termination rights under this Section 4.01(a) prior to the time at which any Early Termination Payment has been paid. Upon payment of the Early Termination Payment by the Corporation, neither the Applicable Members nor the Corporation shall have any further payment obligations under this Agreement in respect of such Members, other than for any (a) Tax Benefit Payment agreed to by the Corporation and an Applicable Member as due and payable but unpaid as of the Early Termination Notice and (b) Tax Benefit Payment due for the Taxable Year ending with or including the date of the Early Termination Notice (except to the extent that the amount described in clause (b) is included in the Early Termination Payment). For the avoidance of doubt, if an Exchange occurs after the

Corporation makes the Early Termination Payment with respect to all Members, the Corporation shall have no obligations under this Agreement with respect to such Exchange, and its only obligations under this Agreement in such case shall be its obligations to all Members under Section 4.03(a).

(b)                       In the event of a Change of Control, all payment obligations hereunder shall be accelerated and calculated as if an Early Termination Notice had been delivered on the effective date of the Change of Control, using the Valuation Assumptions and by substituting, in each case, the term “the closing date of a Change of Control” for the term “Early Termination Date.” Such payment obligations shall include, but not be limited to, (i) payment of the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the effective date of a Change of Control, (ii) payment of any Tax Benefit Payment previously due and payable but unpaid as of the Early Termination Notice, and (iii) except to the extent included in the Early Termination Payment or if included as a payment under clause (ii) of this Section 4.01(b), payment of any Tax Benefit Payment due for any Taxable Year ending prior to, with or including the effective date of a Change of Control. Sections 4.02 and 4.03 shall apply to a Change of Control mutadis mutandi.

(c)                        In the event that the Corporation breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, and does not cure such breach within ninety (90) days of receipt of notice of such breach from such Member, then all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but not be limited to, (1) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (2) any Tax Benefit Payment agreed to by the Corporation and any Members as due and payable but unpaid as of the date of a breach, and (3) any Tax Benefit Payment due for the Taxable Year ending with or including the date of a breach. Notwithstanding the foregoing, in the event that the Corporation breaches this Agreement, the Members shall be entitled to elect to receive the amounts set forth in clauses (1), (2), and (3), above or to seek specific performance of the terms hereof. The parties agree that the failure to make any payment due pursuant to this Agreement within three months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of a material obligation under this Agreement if the Corporation fails to make any Tax Benefit Payment when due to the extent that the Corporation has insufficient funds, and cannot take commercially reasonable actions to obtain sufficient funds, to make such payment; provided that the interest provisions of Section 5.02 shall apply to such late payment (unless the Corporation does not have sufficient cash to make such payment as a result of limitations imposed by and Senior Obligations, in which case, Section 5.02 shall apply, but the Default Rate shall be replaced by the Agreed Rate).

(d)                       The undersigned parties hereby acknowledge and agree that the timing, amounts and aggregate value of Tax Benefit Payments pursuant to this Agreement are not reasonably ascertainable.

Section 4.02                             Early Termination Notice. If the Corporation chooses to exercise its right of early termination under Section 4.01 above, the Corporation shall deliver to each Member notice of such intention to exercise such right (“Early Termination Notice”) and a schedule (the “Early Termination Schedule”) specifying the Corporation’s intention to exercise such right and showing in reasonable detail the calculation of the Early Termination Payment. The applicable Early Termination Schedule shall become final and binding on all parties unless the Applicable Member, within thirty (30) calendar days after receiving the Early Termination Schedule thereto provides the Corporation with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”). If the parties, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporation of the Material Objection Notice, the Corporation and the Applicable Member shall employ the Reconciliation Procedures as described in Section 7.09 of this Agreement.

Section 4.03                             Payment upon Early Termination.

(a)                       Within three (3) Business Days after agreement between the Applicable Member and the Corporation of the Early Termination Schedule, the Corporation shall pay to the Applicable Member an amount equal to the Early Termination Payment. Such payment shall be made by wire transfer of immediately available funds to a bank account designated by the Applicable Member.

(b)                       The “Early Termination Payment” as of the date of the delivery of an Early Termination Schedule shall equal with respect to the Applicable Member the present value, discounted at the Early Termination Rate as of such date, of all Tax Benefit Payments that would be required to be paid by the Corporation to the Applicable Member beginning on the Early Termination Date and assuming that the Valuation Assumptions are applied.

ARTICLE V

SUBORDINATION AND LATE PAYMENTS

Section 5.01                             Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporation to a Member or to the Members under this Agreement (an “Exchange Payment”) shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the Corporation and its Subsidiaries (“Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporation that are not Senior Obligations.

Section 5.02                             Late Payments by the Corporation. The amount of all or any portion of any Exchange Payment not made to any Member when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing on the date on which such Exchange Payment was due and payable.

ARTICLE VI

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.01                             Member Participation in the Corporation’s and Company’s Tax Matters. Except as otherwise provided herein, the Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporation and the Company, including without limitation the preparation, filing, or amending of any Tax Return and defending, contesting, or settling any issue pertaining to Taxes. Notwithstanding the foregoing, the Corporation shall notify the Members of, and keep the Members reasonably informed with respect to, the portion of any audit of the Corporation and the Company by a Taxing Authority the outcome of which is reasonably expected to materially affect the Members’ rights and obligations under this Agreement, and shall provide to the Members reasonable opportunity to provide information and other input to the Corporation, the Company and their respective advisors concerning the conduct of any such portion of such audit; provided, however, that the Corporation and the Company shall not be required to take any action that is inconsistent with any provision of the LLC Operating Agreement.

Section 6.02                             Consistency. Unless there is a Determination or the opinion of an Advisory Firm that is reasonably acceptable to the Corporation, the Corporation and the Members agree to report and cause to be reported for all purposes, including federal, state, local and foreign Tax purposes and financial reporting purposes, all Tax-related items (including without limitation the Basis Adjustment and each Tax Benefit Payment) in a manner consistent with that specified by the Corporation in any Schedule required to be provided by or on behalf of the Corporation under this Agreement. Any Dispute concerning such advice shall be subject to the terms of Section 7.09. In the event that an Advisory Firm is replaced with another Advisory Firm, such replacement Advisory Firm shall perform its services under this Agreement using procedures and methodologies consistent with the previous Advisory Firm, unless otherwise required by law or unless the Corporation and the Members agree to the use of other procedures and methodologies.

Section 6.03                             Cooperation. The Members shall each (a) furnish to the Corporation in a timely manner such information, documents and other materials as the Corporation may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any audit, examination or controversy with any Taxing Authority, (b) make itself available to the Corporation and its representatives to provide explanations of documents and materials and such other information as the Corporation or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporation shall reimburse each Member for any reasonable third-party costs and expenses incurred pursuant to this Section.

ARTICLE VII

MISCELLANEOUS

Section 7.01                             Addresses and Notices. Any notice, consent, request, claim, demand and other communication required or permitted to be given by any provision of this Agreement shall be in writing and may be (i) delivered personally to the Person or to an officer of the Person to whome the same is directed, (ii) sent by faccimile, overnight mail or registered or certified mail, return receipt requested, postage prepaid or (iii) (except to the Company or the Corporation) sent by e-mail, with electronic, written or oral confirmation of receipt, in each case to the Company or the Corporation, as applicable, at the address set forth below and to any other recipient and to any Member at such address as indicated by the Company’s records, or at such address or to the attention of the other Person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been delivered, given and received hereunder (a) as of the date so delivered, if delivered personally, (b) upon receipt, if sent by facsimile or e-mail (provided confirmation of transmission is received) or (c)  on the date of receipt or refusal indicated on the return receipt, if sent by registered or certified mail, return receipt requested, postage and charges prepaid and properly addressed.

The Company’s address is:

SDC Financial LLC
414 Union Street
Nashville, Tennessee 37219
Attn: General Counsel

with a copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn:	David Goldschmidt
David Polster
Email:	david.goldschmidt@skadden.com
david.polster@skadden.com

The Corporation’s address is:

SmileDirectClub, Inc.
414 Union Street
Nashville, Tennessee 37219
Attn: General Counsel

with a copy (which copy shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn:	David Goldschmidt
David Polster
Email:	david.goldschmidt@skadden.com
david.polster@skadden.com

Any party may change its address, e-mail or facsimile number by giving the other party written notice of its new address, e-mail or facsimile number in the manner set forth above.

Section 7.02                             Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties (including via facsimile or other electronic transmission), it being understood that all parties need not sign the same counterpart.

Section 7.03                             Entire Agreement; No Third Party Beneficiaries. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter in any way. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.04                             Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.05                             Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, the invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in that jurisdiction as if the invalid, illegal or unenforceable provision had never been contained herein.

Section 7.06                             Successors; Assignment; Amendments; Waivers.

(a)                       No Member may assign this Agreement to any person without the prior written consent of the Corporation; provided, however, that (i) to the extent Common Units are effectively transferred in accordance with the terms of the LLC Operating Agreement, and any other agreements the Members may have entered into with each other, or a Member may have entered into with the Corporation and/or the Company, the transferring Member shall assign to the transferee of such Common Units the transferring Member’s rights under this Agreement with respect to such transferred Common Units, as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporation, agreeing to become a “Member” for all purposes of this Agreement, except as otherwise provided in such joinder, and (ii) that, once an Exchange has occurred, any and all payments that may become payable to a Member pursuant to this Agreement with respect to such Exchange may be assigned to any Person or Persons, as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporation, agreeing to be bound by Section 7.12 and acknowledging specifically the second paragraph in this Section 7.06. For the avoidance of doubt, to the extent a Member or other Person transfers Common Units to a Member as may be permitted by any agreement to which the Company is a party, the Member receiving such Common Units shall have all rights under this Agreement with respect to such transferred Common Units as such Member has, under this Agreement, with respect to the other Common Units held by him.

(b)                       Notwithstanding the foregoing provisions of this Section 7.06, no transferee described in clause (i) of the immediately preceding paragraph shall have the right to enforce the provisions of Section 2.03, 4.02, 6.01 or 6.02 of this Agreement, and no assignee described in clause (ii) of the immediately preceding paragraph shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.

(c)                        No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporation and the Company, and by Members who would be entitled to receive at least two-thirds of the Early Termination Payment payable to all Members hereunder if the Corporation had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any Member pursuant to this Agreement since the date of such most recent Exchange); provided that no such amendment shall be effective if such amendment will have a disproportionate adverse effect on the payments certain Members will or may receive under this Agreement unless (i) such disproportionate effect is a result of tax laws imposed by government authorities in non-U.S. jurisdictions or (ii) all such Members disproportionately affected consent in writing to such amendment. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective.

(d)                       All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

Section 7.07                             Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.08                             Submission to Jurisdiction; Dispute Resolution.

(a)                       Any and all disputes which are not governed by Section 7.09, including but not limited to any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) (each a “Dispute”) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as such rules may be modified in this Section 7.08. If the parties to the Dispute fail to agree on the selection of an arbitrator within ten (10) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer admitted to the practice of law in the State of New York and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings. In addition to monetary damages, the arbitrator shall be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement. The arbitrator is not empowered to award damages in excess of compensatory damages, and each party hereby irrevocably waives any right to recover punitive, exemplary, or similar damages with respect to any Dispute. The award shall be final and binding upon the parties as from the date rendered, and shall be the sole and exclusive remedy between the parties regarding any claims, counterclaims, issues, or accounting presented to the arbitral tribunal. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. Notwithstanding the foregoing, any Dispute as to the interpretation of this Agreement shall be resolved by the Corporation in its sole discretion, provided that such resolution shall reflect a reasonable interpretation of the provisions of this Agreement and that such resolution shall not be inconsistent with the fundamental results described in Section 3.02 of this Agreement.

(b)                       Notwithstanding the provisions of paragraph (a), the Corporation may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Member (i) expressly consents to the application of paragraph (c) of this Section 7.08 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporation as such Member’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon the Member in any such action or proceeding.]

(c)                        EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS Section 7.08, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another;

(i)    The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c) of this Section 7.08 and such parties agree not to plead or claim the same; and

(ii)    The parties hereby waive in connection with any Dispute any and all rights to a jury trial.

Section 7.09                             Reconciliation. In the event that the Corporation and an Applicable Member are unable to resolve a disagreement with respect to the matters governed by Sections 2.04, 4.02, and 6.02 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “Expert”) in the particular area of disagreement mutually acceptable to both parties. The Expert shall be a partner in a nationally recognized accounting firm or a law firm (other than the Advisory Firm), and the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with either the Corporation or the Applicable Member or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve any matter relating to the Exchange Basis Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days and shall resolve any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days or as soon thereafter as is reasonably practicable, in each case after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before the date any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, such payment shall be paid on the date such payment would be due and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation; except as provided in the next sentence. The Corporation and each Applicable Member shall bear their own costs and expenses of such proceeding, unless the Applicable Member has a prevailing position that is more than ten percent (10%) of the payment at issue, in which case the Corporation shall reimburse such Applicable Member for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.09 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.09 shall be binding on the Corporation and the Applicable Member and may be entered and enforced in any court having jurisdiction.

Section 7.10                             Withholding. The Corporation shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local, or foreign Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Applicable Member.

Section 7.11                             Admission of the Corporation into a Consolidated Group; Transfers of Corporate Assets.

(a)                       If the Corporation becomes a member of an affiliated or consolidated group of corporations that files a consolidated income tax return pursuant to sections 1501 et seq. of the Code or any corresponding provisions of state, local or foreign law, then: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments, and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b)                       Notwithstanding any other provision of this Agreement, if the Corporation acquires one or more assets that, as of an Exchange Date, have not been contributed to the Company (other than the Corporation’s interests in the Company) (such assets, “Excluded Assets”), then all Tax Benefit Payments due hereunder shall be computed as if such assets had been contributed to the Company on the date such assets were first acquired by the Corporation; provided, however, that if an Excluded Asset consists of stock in a corporation, then, for purposes of this Section 7.11(b), such corporation (and any corporation Controlled by such corporation) shall be deemed to have contributed its assets to the Company on the date on which the Corporation acquired stock of such corporation.

(c)                        If any entity that is obligated to make an Exchange Payment hereunder transfers one or more assets to a corporation with which such entity does not file a consolidated tax return pursuant to section 1501 of the Code, such entity, for purposes of calculating the amount of any Exchange Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset (as reasonably determined by the governing body, or the Person responsible for management, of such entity acting in good faith), plus (i) the amount of debt to which such asset is subject, in the case of a contribution of an encumbered asset or (ii) the amount of debt allocated to such asset, in the case of a contribution of a partnership interest.

Section 7.12                             Confidentiality.

(a)                       Each Member and assignee acknowledges and agrees that the information of the Corporation is confidential and, except in the course of performing any duties as necessary for the Corporation and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporation, its Affiliates and successors and the other Members, confidential information concerning the Corporation, its Affiliates and successors, and the other Members, including marketing, investment, performance data, credit and financial information, and other business affairs of the Corporation, its Affiliates and successors, and the other Members learned of by the Member heretofore or hereafter. This Section 7.12 shall not apply to (i) any information that has been made publicly available by the Corporation or any of its Affiliates, becomes public knowledge (except as a result of an act of such Member in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information to the extent necessary for a Member to prepare and file his or her tax returns, to respond to any inquiries regarding the same from any taxing authority or to prosecute or defend any action, proceeding or audit by any taxing authority with respect to such returns. Notwithstanding anything to the contrary herein, each Member and assignee (and each employee, representative, or other agent of such Member or assignee, as applicable) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of (x) the Corporation, the Company, the Members, and their Affiliates and (y) any of their transactions, and all materials of any kind (including opinions or other tax analyses) that are provided to the Members relating to such tax treatment and tax structure.

(b)                       If a Member or assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.12, the Corporation shall have the right and remedy to have the provisions of this Section 7.12 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporation or any of its Affiliates or the other Members and that money damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.13                             LLC Operating Agreement. To the extent this Agreement imposes obligations upon the Company or a managing member of the Company, this Agreement shall be treated as part of the LLC Operating Agreement for tax purposes as described in section 761(c) of the Code and sections 1.704-1(b)(2)(ii)(h) and 1.761-1(c) of the Treasury Regulations.

Section 7.14                             Joinder. The Corporation hereby agrees that, to the extent it acquires a general partnership interest, managing member interest or similar interest in any Person after the date hereof, it shall cause such Person to execute and deliver a joinder to this Agreement promptly upon acquisition of such interest, and such person shall be treated in the same manner as the Company for all purposes of this Agreement. The Corporation hereby agrees to cause any Corporate Entity that acquires an interest in the Company (or any entity described in the foregoing sentence) to execute a joinder to this Agreement (to the extent such Person is not already a party hereto) promptly upon such acquisition, and such Corporate Entity shall be treated in the same manner as the Corporation for all purposes of this Agreement. The Company shall have the power and authority (but not the obligation) to permit any Person who becomes a member of the Company to execute and deliver a joinder to this Agreement promptly upon acquisition of membership interests in the Company by such Person, and such Person shall be treated as a “Member” for all purposes of this Agreement.

Section 7.15                             Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation, the Company, and each Member have duly executed this Agreement as of the date first written above.

SMILEDIRECTCLUB, INC.

By:	/s/ David Katzman
Name: David Katzman
Title: Chief Executive Officer

SDC FINANCIAL LLC

By:	/s/ David Katzman
Name: David Katzman
Title: Chief Executive Officer

Signature Page to Tax Receivable Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

DAVID KATZMAN REVOCABLE TRUST

By:	/s/ David Katzman
Name: David Katzman
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

DBK INVESTMENTS LLC

By:	/s/ David Katzman
Name: David Katzman
Title: Manager

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

DANTE LLC

By:	/s/ Mitchell Wayne
Name: Mitchell Wayne
Title: Manager

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ David Hall
DAVID HALL

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

DAVID J. HALL LIVING TRUST

By:	/s/ David Hall
Name: David Hall
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

DAVID KATZMAN 2009 FAMILY TRUST

By:	/s/ Steven Katzman
Name: Steven Katzman
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

ELLIOT BAUM REVOCABLE TRUST

By:	/s/ Elliot Baum
Name: Elliot Baum
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Aaron Baum
AARON BAUM

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

RICHARD MINKIN REVOCABLE LIVING TRUST

By:	/s/ Richard Minkin
Name: Richard Minkin
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Bradley Belen
BRADLEY BELEN

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Howard Hemstreet
HOWARD HEMSTREET

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Heather Katzman
HEATHER KATZMAN

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

HOME RUN HOLDINGS, LLC

By:	/s/ Daniel Sillman
Name: Daniel Sillman
Title: Principal

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Richard Mark
RICHARD MARK

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Jeffrey Klein
JEFFREY KLEIN

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Steven Katzman
STEVEN KATZMAN

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

STEVEN D. CICUREL LIVING TRUST

By:	/s/ Steven D. Cicurel
Name: Steven D. Cicurel
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

MARGARET STERN CICUREL IRREVOCABLE TRUST

By:	/s/ Margaret Stern Cicurel
Name: Margaret Stern Cicurel
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

STEVEN DAVID CICUREL IRREVOCABLE TRUST

By:	/s/ Steven D. Cicurel
Name: Steven D. Cicurel
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

PYETT FAMILY TRUST

By:	/s/ Nicholas Pyett
Name: Nicholas Pyett
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

JORDAN KATZMAN REVOCABLE TRUST

By:	/s/ Jordan Katzman
Name: Jordan Katzman
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

JM KATZMAN INVESTMENTS LLC

By:	/s/ Jordan Katzman
Name: Jordan Katzman
Title: Manager

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Nancy Katzman
NANCY KATZMAN

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

ALEXANDER FENKELL REVOCABLE TRUST

By:	/s/ Alex Fenkell
Name: Alexander Fenkell
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

ALEXANDER J. FENKELL 2018 IRREVOCABLE TRUST

By:	/s/ Alex Fenkell
Name: Alexander Fenkell
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Doug Hudson
DOUG HUDSON

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Jessica Cicurel
JESSICA CICUREL

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

J. CICUREL 2019 TRUST

By:	/s/ Jessica Cicurel
Name: Jessica Cicurel
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Robert Sims
ROBERT SIMS

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Jonathan Epstein
JONATHAN EPSTEIN

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Susan Greenspon
SUSAN GREENSPON

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

ANTOS LONG TERM TRUST

By:	/s/ Valerie A. Leebove
Name: Valerie A. Leebove
Title: Trustee

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Jane Kushner
JANE KUSHNER

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

HOME RUN HOLDINGS 2, LLC

By:	/s/ Daniel Sillman
Name: Daniel Sillman
Title: Principal

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Shawn Mendes
SHAWN MENDES

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Jordan Wolosky
JORDAN WOLOSKY

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

/s/ Andrew Gertler
ANDREW GERTLER

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

SPARK CAPITAL GROWTH FOUNDERS’ FUND II, L.P.

By:	Spark Growth Management Partners II, LLC, its general partner

By:	/s/ Paul J. Conway
Name: Paul J. Conway
Title: CFO, Managing Member

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

3L CAPITAL I AIV C, LLC

By:	3L Capital GP, LLC, its manager

By:	/s/ David L. Leyrer
Name: David L. Leyrer
Title: Manager

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed on its behalf as of the date first written above.

3L CAPITAL SDC, LLC

By:	3L Capital SDC Manager, LLC, its manager
By:	3L Capital GP, LLC, its manager

By:	/s/ David L. Leyrer
Name: David L. Leyrer
Title: Manager